Exhibit 99.1

Reliant Bancorp, Inc. Announces 2019 Second Quarter Earnings Call

BRENTWOOD, Tenn.--(BUSINESS WIRE)--July 2, 2019--Reliant Bancorp, Inc. (“Reliant Bancorp”) (Nasdaq: RBNC), the parent company for Reliant Bank, announced today that it will release its 2019 second quarter financial results on Tuesday, July 23, 2019, after the close of the market. The Company will hold a conference call to discuss second quarter results on Wednesday, July 24, 2019, at 9:00 a.m. CDT, and the earnings conference call will be broadcast live over the Internet at RBNC 2Q19 Webcast. A link to these events can be found on the Company’s website at www.reliantbank.com.

About Reliant Bancorp and Reliant Bank

Reliant Bancorp, Inc. is a Brentwood, Tennessee-based bank holding company which, through its wholly owned subsidiary Reliant Bank, operates banking centers in Davidson, Hamilton, Hickman, Maury, Robertson, Rutherford, Sumner, and Williamson counties, Tennessee. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending, and mortgage products and services to business and consumer customers. As of March 31, 2019, Reliant Bancorp, Inc. had approximately $1.8 billion in total consolidated assets, approximately $1.3 billion in loans, and approximately $1.5 billion in deposits. For additional information, please visit our website at www.reliantbank.com.

Contacts

DeVan Ard, Jr., Chairman, President and CEO, Reliant Bancorp, Inc. (615.221.2020)